UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2016, CSG Systems International, Inc. (“CSG”) entered into a Purchase Agreement (the “Purchase Agreement”) with Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, as representatives of several initial purchasers (collectively, the “Initial Purchasers”), in connection with the offering and sale of $230 million aggregate principal amount (of which $30 million was issued upon the exercise, in full, of the Initial Purchasers’ over-allotment option) of CSG’s 4.25% Convertible Senior Notes due 2036 (the “Notes”). A copy of the Purchase Agreement is attached as Exhibit 10.20 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 15, 2016, $230 million aggregate principal amount of the Notes were issued pursuant to an Indenture, dated March 15, 2016 (the “Indenture”) between CSG and The Bank of New York Mellon Trust Company, N.A., as trustee.  A copy of the Indenture is attached hereto as Exhibit 4.10 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will mature on March 15, 2036, unless earlier redeemed, repurchased, or converted, and will pay 4.25% annual cash interest, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016. Prior to December 15, 2035, the Notes will be convertible at the option of the note holders upon the satisfaction of specified conditions and during certain periods. During the period from, and including, December 15, 2021 to the close of business on the business day immediately preceding March 15, 2022 and on or after December 15, 2035, Note holders may convert all or any portion of their Notes at the conversion rate then in effect at any time regardless of these conditions. The Notes will be convertible at an initial conversion rate of 17.4642 shares of CSG’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $57.26 per share of CSG’s common stock. CSG will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of CSG’s common stock, or a combination thereof, at CSG’s election. It is CSG’s current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of Notes of $1,000.

Holders may require CSG to repurchase the Notes for cash on each of March 15, 2022, March 15, 2026, and March 15, 2031, or upon the occurrence of a fundamental change (as defined in the Indenture) in each case at a purchase price equal to the principal amount thereof plus any accrued and unpaid interest.

CSG may not redeem the Notes prior to March 20, 2020. On or after March 20, 2020, CSG may redeem for cash all or part of the Notes if the last reported sale price of CSG's common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which CSG provides notice of redemption. On or after March 15, 2022, CSG may redeem for cash all or part of the Notes regardless of the sales price condition described in the preceding sentence. In each case, the redemption price will equal the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest.

The Notes are CSG’s senior unsecured obligations, that rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of its indebtedness that is not so subordinated; effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness (including all amounts outstanding under CSG’s credit facility); and structurally junior to all indebtedness and other liabilities (including trade payables) of its subsidiaries.

The net proceeds from the sale of the Notes were approximately $223 million after deducting the Initial Purchasers’ discount and estimated offering expenses payable by CSG. CSG expects to use all or substantially all (depending on the final purchase price) of the net proceeds from the offering of the Notes to repurchase approximately $106 million aggregate principal amount of its 3.0% Senior Subordinated Convertible Notes due 2017 (the “2017 Notes”) in separate transactions that were negotiated concurrently with this offering.  On March 15, 2016, following the completion of the sale of the Notes, CSG purchased $40 million aggregate principal amount of 2017 Notes for approximately $73 million in such transactions. CSG expects to purchase the balance of $66 million aggregate principal amount of 2017 Notes on April 8, 2016 at a formula price based on the average daily volume weighted-average prices of CSG’s common stock over a 20 trading day period beginning on March 10, 2016. CSG intends to use the remainder of the net proceeds, if any, for general corporate purposes, which may include additional repurchases of outstanding 2017 Notes.

The Purchase Agreement includes customary representations and warranties. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including under the Securities Act of 1933, as amended (the “Securities Act”).  The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

Certain of the initial purchasers and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, and other services for CSG and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of RBC Capital Markets, LLC are lenders and/or arrangers under CSG’s current credit agreement.

The above summaries of the Purchase Agreement and the Indenture do not purport to be complete and are qualified in their entirety by the Purchase Agreement and the Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.20 and 4.10, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

CSG offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. CSG relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.10	Indenture dated March 15, 2016, between CSG Systems International, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

10.20

Purchase Agreement dated March 9, 2016, by and between CSG Systems International, Inc., and Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC as representatives of the several initial purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 15, 2016

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

4.10	Indenture dated March 15, 2016, between CSG Systems International, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
10.20

Purchase Agreement dated March 9, 2016, by and between CSG Systems International, Inc., and Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC as representatives of the several initial purchasers

1